Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 3Q09 Earnings

Safe Harbor

This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled ”Q4 FY09 Business Outlook”, which sets forth expected revenues, gross margin and other financial results for the fiscal second quarter

Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company’s filings with the SEC.

All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.

We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Recent Earnings Overview

Quarterly:

Quarterly revenue of $24.4 M

Down 21% Q-to-Q and 41% vs. Q3 FY08

End market shipments as % of revenues

Computer at 38%, communication at 39%, consumer at 15%,
other 8%

Geographic distribution as % of revenues

US at 10%, Asia at 85%, Europe at 5%

Channel sales as % of revenues

Domestic distribution at 6%, foreign distribution at 53%,
contract manufacturers at 28%, OEMs at 13%

Recent Earnings Overview

Quarterly:

Gross margin of 35.5%

Q3 gross margin improved 63 bps sequentially, and down 205
bps vs. Q3 FY08

Operating expense of $9.4 M vs. $10.0 M last Q

Included stock base compensation expenses of $1.0M

Operating loss of $.7 M vs. $.7 M income last Q

Operating loss margin of 3.1%

Net income of $.3 M vs. $1.7 M last Q

Net profit margin of 1.0%

GAAP EPS of  1 cent vs. 7 cents last Q

Tax Rate of 66.6% for Q3.  YTD Effective Tax Rate was 31.2%

Strong Balance Sheet

Cash & Investments                                                          $123M

Working Capital                                                                               $132M

Total Assets                                                                                               $225M

Total Liabilities                                                                                          $18M

Shareholders’ Equity                                                             $207M

Book Value/Share                                                                             $8.23

Cash & Investments/Share                                           $4.87

Mar. 2009

Product Mix and Key Customers

Product mix as % of revenues

IC at 62%

Included analog switch at 20%, digital switch at 9%, silicon clocks at 9%, connect at 20%, interface at 4%

FCP at 38%

Top five end customers: Dell, Cisco, HPQ, Huawei, Lenovo

Accounted  for 31% of total revenue

One customer accounted for 12% of total revenue

New Products – 3QFY09

Signal Conditioning:

2 new ReDriverTM products supporting the SATA (Serial ATA) protocol for Storage, including support for SATA2 6Gb/s applications.

Targets volume Notebook and Desktop PC, Server, and Storage
market segments.

Connectivity and Switching:

5 new switching and bridge products for USB, HDMI video, and Ethernet serial protocol applications.

Targets volume PC graphics, Computing notebook, and Consumer GPS,
Digital Video, and ultra mobility ( cell phone) market segments.

Timing:

4 new products including advanced clock buffers and generators, and the
XP family of high frequency, very low jitter crystal oscillators (XO).

Targets volume Computing and Peripherals, Telecom GPON (Gigabit
Passive Optical Network) and Storage market segments

Q4 FY09 Business Outlook

Revenue in the range of $27.0 M to $30.0 M

Gross margin in the 32.0% to 34.0% range

Operating expenses in the range of $9.0 M to $9.5 M

Include stock-based compensation expenses of approximately
$1.0 M

Expenses in Q4 will be higher mainly due to fiscal year-end and
SOX compliance activities.

Other income of approximately $1.0 M

Tax rate of approximately 31.0%

Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 3Q09 Earnings

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